UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 21, 2021

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

On September 21, 2021, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, together with the Public Advocates Office of the California Public Utilities Commission (the “CPUC”) and the Federal Executive Agencies, filed a joint motion with the CPUC seeking approval of a settlement agreement (the “settlement agreement”) that resolves all of the issues raised in the Utility’s application for recovery of costs related to its Wildfire Mitigation and Catastrophic Events application (the “2020 WMCE application”).

The settlement agreement proposes that the Utility recover a revenue requirement of $1.04 billion in connection with the 2020 WMCE application. The 2020 WMCE application requested a revenue requirement of $1.28 billion.

The table below summarizes the differences between the revenue requirements requested in the Utility’s 2020 WMCE application, and the revenue requirement in the settlement agreement:

	Revenue Requirement Requested in 2020 WMCE Application (in millions)	Revenue Requirement Proposed in Settlement Agreement (in millions)	Difference (Decrease from 2020 WMCE Application) (in millions)
Expense	$1,185	$959	$226
Capital Expenditures	$96	$79	$17
Total	$1,281	$1,038	$243

The settlement agreement would authorize the Utility to continue to recover an interim revenue requirement of $447 million over a 17-month amortization period, which began in January 2021 and continues until May 2022, followed by an additional revenue requirement of $591 million over a 24-month amortization period, which will begin in June 2022.

For more information about the 2020 WMCE application, see PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended June 30, 2021.

The Utility is unable to predict the outcome and timing of the CPUC’s review of the settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: September 27, 2021	By:	/s/ CHRISTOPHER A. FOSTER
		Name:	Christopher A. Foster
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: September 27, 2021	By:	/s/ DAVID S. THOMASON
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller